As filed with the Securities and Exchange Commission on June 24, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

____________________

Delaware (State or other jurisdiction of Incorporation or organization)	52-2154066 (I.R.S. Employer Identification No.)

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2910 Seventh Street

Berkeley, California 94710

(Address, including zip code, of Principal Executive Offices)

____________________

Thomas Burns

Vice President, Finance and Chief Financial Officer

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

(Name, address, and telephone number, including area code, of agent for service)

____________________

Copies to:

James F. Fulton

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94306

(650) 843-5000

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price	Registration Fee
Common Stock, $.0075 par value	3,400,000	$0.56	$1,904,000	$191.73

1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Amended and Restated 2010 Long Term Incentive and Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Represents the average of the high and low prices of the Common Stock on June 22, 2016, as reported by The NASDAQ Global Market, and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 3,400,000 shares of Common Stock of XOMA Corporation (the “Company”) for issuance under the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “Stock Plan”).

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2010 (File No. 333-171429), June 6, 2011 (File No. 333-174730), June 1, 2012 (File No. 333-181849), and September 12, 2014 (File No. 333-198719) relating to the Stock Plan are incorporated herein by reference.

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Item 8. Exhibits.

Exhibit No.	Description of Document
3.1(1)	Certificate of Incorporation of XOMA Corporation
3.2(2)	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation
3.2(3)	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation
3.3(4)	Bylaws of XOMA Corporation
4.1(5)	Form of Stock Certificate
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II of this Registration Statement)
99.1	XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

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(1)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).
(2)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 31, 2012 (Reg. No. 000-14710).
(3)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 28, 2014 (Reg. No. 000-14710).
(4)	Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).
(5)	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (File No. 0-14710).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on June 24, 2016.

Xoma Corporation

/s/ John Varian
By: John Varian
Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints John Varian and Thomas Burns, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Varian	Chief Executive Officer and Director	June 24, 2016
John Varian	(Principal Executive Officer)

/s/ Thomas Burns	Vice President, Finance and Chief Financial Officer	June 24, 2016
Thomas Burns	(Principal Financial and Accounting Officer)

/s/ Patrick J. Scannon	Executive Vice President, Chief	June 24, 2016
Patrick J. Scannon	Scientific Officer and Director

/s/ W. Denman Van Ness	Chairman of the Board of Directors	June 24, 2016
W. Denman Van Ness

/s/ Peter Barton Hutt	Director	June 24, 2016
Peter Barton Hutt

/s/ Joseph M. Limber	Director	June 24, 2016
Joseph M. Limber

/s/ Timothy P. Walbert	Director	June 24, 2016
Timothy P. Walbert

/s/ Jack L. Wyzomierski	Director	June 24, 2016
Jack L. Wyszomierski

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EXHIBIT INDEX

Exhibit No.	Description of Document
3.1(1)	Certificate of Incorporation of XOMA Corporation
3.2(2)	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation
3.2(3)	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation
3.3(4)	Bylaws of XOMA Corporation
4.1(5)	Form of Stock Certificate
5.1	Opinion of Cooley LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II of this Registration Statement)
99.1	XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

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(1)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).
(2)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 31, 2012 (Reg. No. 000-14710).
(3)	Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on May 28, 2014 (Reg. No. 000-14710).
(4)	Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (Reg. No. 000-14710).
(5)	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on January 3, 2012 (File No. 0-14710).

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